TECHNE CORPORATION DECLARES DIVIDEND


Minneapolis/February 3, 2009-Techne Corporation (NASDAQ:TECH) announced that its Board of Directors has approved a dividend payment of $0.25 per share for the quarter ended December 31, 2008. The quarterly dividend will be payable February 27, 2009 to all common shareholders of record on February 13, 2009. Future cash dividends will be considered by the Board of Directors on a quarterly basis.


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Techne Corporation has two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England. R&D Systems is a specialty manufacturer of biological products. R&D Systems has two subsidiaries, BiosPacific, Inc. (BiosPacific), located in Emeryville, California and R&D Systems China Co. Ltd., (R&D China), located in Shanghai, China. BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. R&D China and R&D Europe distribute biotechnology products.

Contact:  Greg Melsen, Chief Financial Officer
                Kathy Backes, Controller
                (612) 379-8854